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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-93923-01 on Form S-3 of Summit Properties Partnership, L.P., of our report dated January 20, 2000, appearing in this Annual Report on Form 10-K of Summit Properties Partnership, L.P. for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP
Charlotte, North Carolina
March 13, 2000